SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)  December 13, 2002

HUGHES ELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	0-26035	52-1106564
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 North Sepulveda Boulevard
El Segundo, California 90245
(310) 662-9688
(Address, including zip code, and telephone number,
including area code, of registrants’ principal executive office)

Item 2. Disposition of Assets.

On December 13, 2002, Hughes Electronics Corporation announced that its subsidiary, DIRECTV Broadband, Inc., would close its high-speed Internet service business in approximately 90 days and work toward transitioning existing customers to alternative service providers. Hughes also announced that it would continue to offer its DIRECWAY® satellite-delivered consumer broadband service, which currently has approximately 160,000 subscribers, but will not increase the subscriber base aggressively in the near term to avoid the cash requirements from the subscriber acquisition costs. A copy of Hughes’ press release, dated December 13, 2002, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

DIRECTV Broadband, Inc. had $305 million in total assets as of September 30, 2002, consisting principally of Goodwill, net of $108 million and Property, net of $73 million.

Item 7. Financial Information and Exhibits.

(b)  Unaudited Financial Information:

Selected Unaudited Pro Forma Results of Operations for the Nine Months Ended September 30, 2002 and the Year Ended December 31, 2001

Selected Unaudited Balance Sheet Information as of September 30, 2002

Unaudited Financial Information.

The following selected unaudited pro forma results of operations have been derived from the historical audited and unaudited consolidated financial statements of Hughes Electronics Corporation (“Hughes”) and its consolidated subsidiary DIRECTV Broadband, Inc. (“DIRECTV Broadband”) to give effect to the closure of its high-speed Internet service business.

The selected unaudited pro forma results of operations information discussed herein has been presented as if the results of operations of DIRECTV Broadband had been excluded from the results of operations of Hughes during the periods presented. The selected unaudited balance sheet information is as of September 30, 2002.

Hughes expects to record a pre-tax charge to operations of between $100 million and $150 million during the fourth quarter of 2002 in connection with the closure of DIRECTV Broadband, which is not reflected in the information herein. Also, in conjunction with the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” Hughes expects to record a charge of $108 million to write-off the goodwill associated with DIRECTV Broadband. This charge will be recorded as a cumulative effect of accounting change retroactively to January 1, 2002.

The unaudited financial information does not purport to present the financial position or results of operations of Hughes had the closure occurred prior to the periods presented, nor is it necessarily indicative of the results of operations that may be achieved in the future.

The unaudited financial information should be read in conjunction with the audited consolidated financial statements of Hughes included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 11, 2002 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2002 filed with the SEC on November 14, 2002.

Selected Unaudited Pro Forma Results of Operations for the Nine Months Ended September 30, 2002 and the Year Ended December 31, 2001.

The following table sets forth selected historical financial information for Hughes as previously reported and pro forma excluding the results of operations of DIRECTV Broadband for the nine months ended September 30, 2002. The pro forma Net Loss reflects a reduction to Hughes’ income tax benefit related to the loss incurred by DIRECTV Broadband at an estimated statutory rate of 38%.

	As Previously Reported	Pro Forma Excluding DIRECTV Broadband
	($ in millions)
	(unaudited)	(unaudited)
Revenues	$6,463.2	$6,411.8
Operating Loss	(289.3)	(169.5)
Net Loss	(325.1)	(249.9)

The following table sets forth selected historical financial information for Hughes as previously reported and pro forma excluding the results of operations of DIRECTV Broadband for the year ended December 31, 2001. The pro forma Net Loss reflects a reduction to Hughes’ income tax benefit related to the loss incurred by DIRECTV Broadband at an estimated statutory rate of 38%.

	As Previously Reported	Pro Forma Excluding DIRECTV Broadband
	($ in millions)
	(audited)	(unaudited)
Revenues	$8,262.0	$8,235.2
Operating Loss	(757.8)	(614.5)
Net Loss	(621.6)	(525.5)

Selected Balance Sheet Information as of September 30, 2002.

The following table sets forth selected unaudited historical financial information for Hughes and DIRECTV Broadband as of September 30, 2002. Hughes is in the process of determining the net realizable value of DIRECTV Broadband assets on disposition. As such, this information has not been adjusted to reflect the net realizable value of the DIRECTV Broadband assets. Hughes expects to record a pre-tax charge to operations of between $100 million and $150 million during the fourth quarter of 2002, which, among other things, will include an adjustment to reduce the DIRECTV Broadband net assets to their net realizable value on disposition. Also, in conjunction with the adoption of Statement of Financial Accounting Standards Number 142 “Goodwill and Other Intangible Assets,” HUGHES expects to record a charge of $108 million to write-off the goodwill associated with DIRECTV Broadband included in Total Assets below. This charge will be recorded as a cumulative effect of accounting change retroactively to January 1, 2002.

	Consolidated Hughes	DIRECTV Broadband
	(in millions)
	(unaudited)	(unaudited)
Total Current Assets	$3,466.7	$12.8
Total Assets	18,764.7	305.4
Total Current Liabilities	3,550.6	68.7
Total Liabilities	8,299.5	71.4

(c)  Exhibits

99.1*	Press Release dated December 13, 2002.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUGHES ELECTRONICS CORPORATION (Registrant)

Date: December 23, 2002	By:	/s/ MICHAEL J. GAINES
(Michael J. Gaines, Chief Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated December 13, 2002.